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                                                                   EXHIBIT 10.19

                             MANAGEMENT AGREEMENT

              Drawn and signed in __________ on December 2, 1996

Between:

Sha'arei Ha'ir Investments, Ltd.
Raul Wallenberg 4, Tel Aviv
(Hereafter: "the company")

And:

1.       Partec Ltd., Identification Number _______________
(Hereafter:  "the holder")

Whereas The company is the owner of the real property known as lot 46 in bloc 30075 in Jerusalem (hereafter: "the lot"); and

Whereas The company is constructing a development project on the lot, either by itself or through others, as described herein; and

Whereas The project is designed to be a modern combination development, which includes areas for business, trade, offices, a parking lot, etc; and

Whereas The holder purchased ownership/lease rights in the property from the company, and is therefore the holder of the property or is the future holder of the property; and

Whereas The management and performance of services in the project require professional management and performance, in order to preserve the high level of maintenance in the project; and

Whereas The company has contracted with a management company (hereafter: "the management company") to provide such management services in the project; and

Whereas The holder agrees that the management and performance of services in the project are to be handled by the management company on an exclusive basis, and he promises to act in accordance with the terms of this agreement and to share in the management expenses as detailed herein; and

Whereas For the sake of convenience this agreement is being signed between the company and the holder, the holder nevertheless agrees that the company's rights and obligations as provided for by this contract may be assigned to the management company or to any other party that may replace the management company; and

Whereas It is the desire of parties to formalize their legal relationship within the bounds of this agreement;
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IT IS THEREFORE AGREED, STIPULATED AND DECLARED BY THE PARTIES AS FOLLOWS:

1. The introduction to this agreement, including the definitions and declarations within it, constitutes an inseparable part of this agreement.

2.   TERMS AND DEFINITIONS

     "THE PROJECT":  The "Sha'arei Ha'ir" building in Jerusalem, known as lot 46 in bloc 30075, which includes the building to be constructed in the context of the project, including commercial areas, office areas, public areas, a parking garage and external areas.

     "THE PROPERTY": An area that is sold or rented, including the gallery, which is held by the holder as an owner and/or as a lessee and/or as a renter and/or as having the right of possession and/or any other right.

     "THE SERVICES"  Services include the following:

                     A Insurance on the structure and the equipment of the public passages as well as third party insurance.

                     B Cleaning of the public passages, stairwells, elevators and public bathrooms.

                     C    Security, to the extent necessary.

                     D Maintenance, inspection and renovation as necessary in the public passages and in the stairwells.

                     E    Elevator service.

                     F Electricity for the public passages, stairwells and elevators.

                     G Air conditioning for the public passages on the commercial floor and ventilation on the office floors.

                     H    Plumbing, water and sewage in the public bathrooms.

                     I    Control systems and equipment for the public.
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    "PUBLIC AREAS":  A.   Elevators, air conditioning installations, containers,
                          piping of any type, and all other apparatuses in the project, and/or serving the project and which the company has designated an/or shall designate for common use by all holders in the project or by the majority of them, even if they are within the boundaries of the properties themselves or the adjacent properties.

                     B. All other areas of the project that have not been sold and/or have not been designated to be sold, including yards, passageways, gardens, parking lots, parking garages, apparatuses, pathways, sidewalks, etc., except for those parts of the project that the company removes from the common area, at the company's discretion.

                     C. In any event, any areas attached by the company to any property will not be included in the common areas.

     "INDEX": The Consumer Price Index (cost of living index), which includes and fruits and vegetables, and which is published by the Central Agency of Statistics and General Research, even if this index is published by some other agency or official institution as well as any other official index it may be replaced with, whether or not the new index is based on the same data. In the event that another index is published by another agency or institution to replace the Consumer Price Index as described herein, and the publishing body does not determine the relation of the new index to the prior index, the relation shall be determined by the Central Agency of Statistics and General Research, and in the case that this relationship is not so determined, the company shall calculate the change in index for purposes of this section, while taking the aforementioned changes into consideration.

3.   A.   The company takes upon itself the sole management and performance of services for the project (hereafter: "management and performance of services") for the duration of this agreement.

     B. The holder agrees to this, and hands over to the company the management and performance of services exclusively. The holder hereby promises not to carry out services or any part of them himself or through others, but only through the company or the company's assignee, and promises to act in accordance with this agreement and share in the expenses as provided herein.
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4.   Management and performance of services shall be carried out by the company itself and/or by the company in part, and by others in part, at the company's discretion. Notwithstanding the aforementioned, it is hereby agreed that the management company shall be allowed to contract from time to time with any other party for the purpose of obtaining maintenance services for installed apparatuses and areas of the project, the company shall employ a mechanism of technical staff, professional and non-professional, administrative and others and shall also be permitted allowed to manage and implement the services, in whole or in part, using contractors, subcontractors, or in any other manner at its discretion, including employment, full or partial, by special contract or according to condition that it deems appropriate, of attorneys, accountants, advisors and other people that the management company sees fit to employ.

5.   A.   The company shall be allowed, at its discretion, from time to time, to determine the scope of the services, their type, nature, and which part of them shall be provided to the project and the property and/or to certain parts of them if at all and the time, duration and manner of supplying them, subject to the services being provided in a reasonable and regular manner.

     B. The holder declares that he knows that the company shall provide the various services to the project, including air conditioning etc., during accepted hours according to the company's decision.

6.   A.   The company shall be allowed to assign and transfer all its rights and obligations under this agreement to another management company or other legal entity (hereafter: "the transferee"). Concurrently with such a transfer, the company shall receive from the transferee notice that it is taking upon itself all the company's obligations under this agreement.

     B. Notice of transfer shall be given to holders as soon as possible after such transfer takes place.

     C. The results of such a transfer shall be that the company shall be released ab initio from its obligations and rights under this agreement, and these obligations and rights shall be considered ab initio to belong to the transferee alone. The holder and transferee only shall be party to this agreement, and anywhere in this agreement where "the company" is referred to, shall be as if referring to the transferee to begin with.

7.   The holder hereby promises that:

     A. He and his representatives shall be contractually bound to the management company in all matters pertaining to management and performance of services under this agreement, and shall take part in the expenses involved in implementing the services and managing them on the basis of a table to be determined by the company and approved by the company's accountant.
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     B.   Thatin the event that he shall transfer, sell, rent or grant in any manner proprietary rights and/or use of the property to any other person and/or corporation (hereafter: "the receiver of rights") for any time period whatsoever (whether limited or unlimited, including full transfer of rights in the property), the holder must, before signing such an agreement between him and the receiver of rights, cause the receiver of rights to sign with the company, at a date that shall be determined by the company for this purpose, a management agreement that shall be acceptable to the company at the given time. The signing of a management agreement by the receiver of rights with the company shall not release the holder from his obligations to the company, and he shall be jointly and severally liable with the receiver of rights for carrying out in full obligations under this agreement, except if the holder transfers the totality of his rights in the property to the receiver of rights, and the receiver of rights has signed a management agreement, as previously described.

     C. The holder and his representatives shall cooperate with the company in any event that cooperation is required in order to facilitate the ongoing and effective management and performance of services.

     D. To enable the company and its representatives to enter the property in order to carry out activities connected with the management and performance of services, including but not limited to opening walls, floorings, ceilings and other areas, to exchange and repair plumbing and pipes and to carry out any work necessary in the opinion of the company in order to fulfill its obligations under this agreement, whether the work is done for the benefit of the holder or for the benefit of others, and the holder shall have no claim whatsoever against the company due to any disruptions caused by such work. In any case of activity as described herein the company shall make efforts to minimize the disturbance caused to the purchaser and that the work shall be finished as soon as possible.

     E. To notify the company of any problem requiring the company to take action.

     F. To carry out any internal changes or other exceptional activity by an through the company exclusively, unless the company agrees that the activity be carried out by someone else, all subject to the receipt of the proper licenses and the authorizations by the appropriate authorities.

     G. To provide the company with a key to the property premises in order to enable access to the property whenever necessary, and in the event the lock is changed, to provide the company with a new key.

8. The holder hereby agrees that this agreement shall be filed in the Land Registry Office by its inclusion in the articles or its being appended to the condominium articles and/or by registering a comment that the agreement is existent and binding upon the holder, and/or in any other manner, at the company's discretion.
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9.   A.   The holder promises to bear, together with all other holders in the project, all expenses related to the management and performance of services, including accompanying expenses for consulting and the salary expenses of all those employed by the management company, including financing expenses relating to the operations of the company, which shall be linked to the Consumer Price Index, as defined in section 2, herein (hereafter: "the expenses").

     B. The basis for allocating the expenses shall be determined by the company according to the relationship between the floor area of the entire property (gross) and the floor area of each of the properties in the project, according to the primary division and measurement of the areas in the project. Nothing written in this section shall in any way limit the company's right to change the table allocation the expenses and the holder's share of the total expenses as provided in section 8(A) above.

     C. In order to ensure the possibility of replacing and renovating apparatuses used by all the users in the building or to make basic repairs, the company shall establish and maintain an amortization and replacement fund, in which the money shall be accumulated from payments made by holders in the project, and which shall be used for additions, renovations and replacement of equipment, apparatuses, and systems. The management company shall include in the expenses payments, in amount to be determined by the company, which are designated to cover the depreciation of apparatuses and common areas.

10.  A.   To the expenses aforementioned in section 9 will be added a sum equal to 10% of said expenses (hereafter: "management fees"). The management fees shall be an inseparable part of the expenses, shall be paid by the holder and the rest of the holders in accordance with section 9 herein, and shall constitute the wages of the company for fulfillment of its obligations under this agreement.

     B. In the event that it shall be determined by any judicial body that the "cost plus" method of setting management fees, as provided for in this agreement , is an unjust and/or void and/or unenforceable condition for any reason whatsoever, the company shall charge management fees that shall be added to the expenses as outlined above in the sum of ______________ NIS (_______________New Israeli Shekels), plus VAT, per square meter of area of the property held by the holder. This sum shall be linked to the Consumer Price Index. The baseline index shall be the index published on _______________, which stands at_______________ points, and the new index shall be the last know index on the actual day each payment is made.

     C. Anywhere in this agreement that the term "expenses" is used, the meaning is expenses plus management fees (whether these are determined on a "cost plus" basis or whether they are determined by the alternate method described in subsection B of this section.

11. The holder promises to pay his share of the management fees for each three-month period in advance. Payment shall be remitted up to 3 days before the end of each period for the next three calendar months.
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12.  A.   The holder promises to pay the company his estimated share of the expenses, including the allocations for the amortization fund and management fees, in accordance with written bills that shall be presented to him by the company. Payment shall be made within seven days of receipt of such a bill. The aforementioned bills shall be presented to the holder every month or per any time period to be determined by the company, and shall be based upon an assessment of the expenses at the given time.

     B. The holder hereby promises to pay the company his share of the expenses and other payments incumbent upon him under this agreement, whether he is holding the property himself, or whether he has transferred use of the property to another party, or whether no person or legal entity is in fact using the property.

     C. All payments that holder is obligated to pay the company shall be paid by the holder in the offices of the company, or in any other reasonable manner that the company shall instruct the holder to make payment.

     D.   In addition, and notwithstanding the above content of this section
          (12), the holder shall deposit with the company a prepayment of his share in the expenses, in a sum equal to his estimated share of the expenses for a period of three months, as it is determined at the time of payment by the management company. This sum shall be held by the company as a refundable prepayment, and payment of this sum shall not detract from the holder's obligation to pay the ongoing bills that are presented to him by the company. The holder hereby promises to remit the said prepayment to the company within 14 days of receiving the company's claim for payment of this sum.

13.  A.   The management company hereby promises to keep precise and orderly books and records of all expenses and revenues in managing and implementing the services.

     B. The companies books and records shall be held in trust for the holder, and shall constitute proof at any time of payments made by the holder to the company.

     C. The holder shall be entitled to an explanation regarding expenses and to examine the accounting records that the company keeps for the project. The procedures for the manner and time such explanation shall be given are to be determined by the company.

14.  A.   Within a time period not to exceed 6 months from the end of each calendar year, the company shall perform a final accounting of the expenses related to the management and performance of services (including depreciation and management fees) for the said year (hereafter: "annual accounting), and shall produce a cop of the annual accounting to all the holders in the building. The annual accounting, when it is audited and approved by the company's accountants, shall serve as prima facie evidence of the amount of the expenses for management and performance of services.
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     B.   The holder hereby promises to pay the company any differences, including index linking differentials should such occur, between the estimated share of expenses paid by the holder and the actual expenses as they are reflected in the annual accounting. This payment shall be made within 7 days of the time the company produces the annual accounting to the holder. Should any difference be to the benefit of the holder, the holder's account shall be credited accordingly.

     C. The holder shall pay the company value added tax on any and every payment he is obligated to make under this agreement. The value added tax shall be included in each such payment, at the rate in force at the time the payment is made. For each payment, the holder shall receive a receipt from the company, as required by law.

     D. The company shall be allowed to invest any money balances left in it possession, whether in funds or in deposit accounts or in any other investment, in any manner the company sees fit.

15.  A.   In any event that the holder shall be later making a payment that he is due or shall become due to pay the management company under this agreement and/or if the holder shall breach any condition of this agreement, the management company shall be entitled, without in any way detracting from its rights to pursue other legal avenues of relief, to pursue, at its discretion, one or more of the following options:

          (1) To cease management and performance services provided to the holder, in whole or in part.

          (2)  To add Consumer Price Index linkage differentials as defined in section 2 of this agreement to any payment or expense due to be paid to the company by the holder and which was not paid in a timely manner, plus interest at the rate current at the time of payment in commercial banks, for exceptional overdrafts in debit accounts, plus 2%.

          (3) To use the security payment provided for in section 16 of this agreement to cover the payment that is overdue.

          (4) To demand and receive from the holder liquidated damages, paid in NIS, in the amount equivalent to US $55,000 (Fifty five thousand US dollars).

          (5)  To obtain an injunction.

          (6) To cut off the supply of electricity and/or water and/or gas until the Holder's debt is paid in full. The holder shall have no claim against the company should it act according to the provisions of this subsections.

          (7)  To act in any other legal manner.

     B. The holder shall repay any and all expenses and payments paid by the company due to the breach of this agreement by the holder and/or that become necessary in order to pursue legal action or other remedies against the holder, immediately upon the company's request for such repayment.
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     C.   The holder's refusal or unwillingness to accept any service by the company and/or the holder's desire to cease the management and performance of services for the property in whole or in part and/or the cessation of management and performance of services by the company in accordance with section 15 (A)(1) herein, shall not release the holder from his obligation to share in the expenses related to the management and performance of services in accordance with this agreement.

     D. It is hereby agreed by the parties that the holder shall not be allowed to set off and/or withhold payment due to the company, in spite of any claim he may have against the company.

16.  A.   Notwithstanding the provisions of sections 12 and 14 of this agreement, it is hereby agreed by the parties that in order to ensure the performance of the holder's obligations under this agreement, the holder shall deposit a security payment at the time of the signing of this agreement a sum equal to the holder's estimated share of the expenses for each 6 month period, as shall be determined by the company at the time the signed (hereafter: "the security deposit"), in addition to the payment provided for in section 12 herein.

     B The security deposit shall be returned to the holder at the end of the agreement period, at a sum linked to the Consumer Price Index (the base index shall be the last known index at the time the security deposit is made and the new index shall be the last known index at the time the security deposit is returned to the holder), as provided for in the instructions that follow.

     C. In the event that the holder fails to make any payment in a timely manner, as provided for in this agreement, the company shall be entitled, at its own discretion and without detracting from any other available remedies, to use the security deposit to cover said late payment. In such an event, the amount used to cover said late payment shall be deducted from the repayment of the security deposit to the holder as provided for in subsection B above. Said sum shall be linked to the Consumer Price Index beginning on the date the holder was due to make a payment and failed to do so, as provided for herein, until the day the security deposit is refunded.

17. In addition, the holder hereby promises to provide to the company, as security, a bank check and/or a promissory note signed by him and two guarantors for a sum equal to the estimated payment for management and performance of services for a 6 month period, that shall be linked to the Consumer Price Index. It is hereby agreed that the promissory note is provided as security only, and shall not constitute any due payment until and unless executed. The promissory note shall constitute a security not only for payments due, but also for the liquidated damages agreed to herein, interest, and legal expenses, caused by lack of payment of management fees.

18.  A.   The company shall be entitled, at its own discretion and at any time, to cease management and performance of services and/or any part of them by giving written notice of such cessation to the holder at least 6 months in advance.
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     B.   In the event that the holders and/or the owners should desire to cancel and/or cease the management of services by the company in the project, such cessation or cancellation shall occur only upon the fulfillment of the following conditions, cumulatively:

          (1) 80% of all the holders and/or the owners in the project arrive at such a decision and express it in writing.

          (2) All the holders and/or the owners in the project have paid off all their debts to the company under the terms of this agreement and have released the company from its obligations flowing from its commitments as provided for in this agreement, pertaining to the management and performance of services for any third party.

          (3)  The company is given 12 months advance notice.

          (4)  The company has been providing services for at least 10 years.

          (5) All the holders and/or owners have entered a contractual agreement with another corporation or any other entity that has taken upon itself the management and performance of services provided for in this agreement.

19. A breach of this agreement by the holder shall also be considered a breach of obligations by purchaser/lessee against the seller in the sale/rental contract, and the lack of timely payment of any payment due to the company by the holder shall also be considered a lack of timely payment of consideration/rent, without detracting from any other remedies the company is due.

20.  The holder hereby agrees to bear the expense of stamping this agreement.

21. The addresses of the parties to this agreement are as listed in the preface of the agreement. Any notice that shall be sent by one party to the other by registered mail at either of the aforementioned addresses shall be considered to be received by the addressee within 3 business days of the date such notice was posted. If notice is hand delivered, it is deemed received at the time of delivery.

IN EVIDENCE OF WHICH THE PARTIES SIGN, AT THE TIME AND PLACEMENT AFOREMENTIONED,